Exhibit 10 (v)

BHI ACQUISITION CORP.

2004 Stock Incentive Plan

ARTICLE I

PURPOSE OF THE PLAN

The purpose of the BHI ACQUISITION CORP. 2004 STOCK INCENTIVE PLAN (the “Plan”) is (a) to further the growth and success of BHI Acquisition Corp., a Delaware corporation (the “Company”), and its Subsidiaries (as hereinafter defined) by enabling directors and employees of, or consultants to, the Company or any of its Subsidiaries to acquire Shares (as hereinafter defined), thereby increasing their personal interest in such growth and success, and (b) to provide a means of rewarding outstanding performance by such persons to the Company and/or its Subsidiaries. Awards granted under the Plan (the “Awards”) shall be nonqualified stock options (referred to herein as “Options” or “NSOs”) and rights to purchase Shares. In the Plan, the terms “Parent” and “Subsidiary” mean “Parent Corporation” and “Subsidiary Corporation,” respectively, as such terms are defined in Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the “Code”).

ARTICLE II

DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

“Adoption Agreement” means an agreement between the Company and a holder of Shares, pursuant to which such holder agrees to become a party to the Investor Rights Agreement.

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person and/or one or more Affiliates thereof. As used in this definition, the term “control”, including the correlative terms “controlling”, “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies (whether through the ownership of securities or any partnership or other ownership interests, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies of Apollo Management V, L.P. or any of its Affiliates.

“Award” has the meaning set forth in Article I hereof.

“Award Agreement” means any writing setting forth the terms of an Award that has been duly authorized and approved by the Committee.

“Board” has the meaning set forth in Section 3.1 hereof.

“Capital Stock” means any and all shares of, interests and participations in, and other equivalents (however designated) of stock, including without limitation all Common Stock and preferred stock.

“Cause” means, with respect to a Termination of Relationship: (i) if such Participant is at the time of termination a party to an employment agreement with the Company or any of its subsidiaries which was entered into after the adoption of this Plan and defines such term, the meaning given therein, and (ii) in all other cases, a Termination of Relationship by the Company or any of its subsidiaries based on such Participant’s (a) commission of a crime of moral turpitude or a felony that involves financial misconduct or moral turpitude or has resulted, or reasonably could be expected to result, in any adverse publicity regarding the Participant or the Company or any of its subsidiaries or economic injury to the Company or any of its subsidiaries, (b) dishonesty or willful commission or omission of any action that has resulted, or reasonably could be expected to result, in any adverse publicity regarding the Participant or the Company or any of its subsidiaries or has caused, or reasonably could be expected to cause, demonstrable and serious economic injury to the Company or any of its subsidiaries or (c) material breach of the terms of any agreement entered into between the Participant and the Company or any of its Subsidiaries or Affiliates after notice and a reasonable opportunity to cure (if such breach can be cured). For purposes hereof, no act or omission shall be considered willful unless committed in bad faith or without a reasonable belief that the act or omission was in the best interests of the Company or any of its Subsidiaries.

“Closing Date” means August    , 2004.

“Code” has the meaning set forth in Article I hereof.

“Committee” has the meaning set forth in Section 3.1 hereof.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company” has the meaning set forth in Article I hereof.

“Disability” means, with respect to each Participant, such Participant’s inability to perform the duties and obligations required by the Participant’s job by reason of any medically determined physical or mental impairment, as determined in accordance with the provisions of long term disability coverage under the Borden Chemical, Inc. Total Family Protection Plan; provided, however, that if the Participant has not elected long term disability coverage under the Total Family Protection Plan, then “Disability” shall mean, with respect to such Participant, any medically determined physical or mental impairment (as determined by a physician selected by the Company or its insurers and acceptable to the Participant or the Participant’s legal representative (such agreement as to acceptability no to be withheld unreasonably)) that prevents the Participant from performing the duties and obligations required by the Participant’s job for more than 90 days during a period of 180 consecutive days.

“Distributed Securities” means any securities received by the Investor as a return on the Investor Investment that have been distributed to investors in investment funds managed by Apollo Management V, L.P or any of its Affiliates.

“Effective Date” means the date the Plan is adopted by the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Independent Third Party” means any Person which (a) did not own in excess of five percent (5%) of the Common Stock deemed outstanding (on a fully diluted basis) as of the first anniversary of the Effective Date and (b) is not an Affiliate of any such owner.

“Investor” means, collectively, Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P., and each of their Affiliates and any other investment fund or vehicle managed by Apollo Management V, L.P. or any of its Affiliates (including any successors or assigns of any such manager).

“Investor Investment” means direct or indirect investments in Shares or other Capital Stock of the Company made by the Investor on or after the Closing Date.

“Investor IRR” means the pretax compounded annual internal rate of return calculated on a quarterly basis realized to the Investor on the Investor Investment, based on the aggregate amount invested by the Investor for all Investor Investments and the aggregate amount of cash received, and Distributed Securities distributed, by the Investor in respect of all Investor Investments, assuming all Investor Investments were purchased by one Person and were held continuously by such Person. The Investor IRR shall be determined based on the actual time of each Investor Investment and actual cash received, and Distributed Securities distributed, by the Investor in respect of all Investor Investments and including, as a return on each Investor Investment, any cash dividends, cash distributions or cash interest made by the Company or any Subsidiary in respect of such Investor Investment during such period, but excluding any other amounts payable that are not directly attributable to an Investor Investment. For purposes of determining Investor IRR in respect of Distributed Securities, the fair market value of those securities on the date on which the Distributed Securities are distributed shall be used for purposes of calculating the annual internal rate of return, and such date shall be deemed the date on which the return on the Investor Investment was received by the Investor.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of the Closing Date, among the Company and the holders party thereto, as it is amended, supplemented, restated or otherwise modified from time to time.

“Notice” has the meaning set forth in Section 5.7 hereof.

“NSOs” has the meaning set forth in Article I hereof.

“Option” has the meaning set forth in Article I hereof.

“Option Price” has the meaning set forth in Section 5.4 hereof.

“Option Shares” has the meaning set forth in Section 5.7(b) hereof.

“Participant” has the meaning set forth in Article IV hereof.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Plan” has the meaning set forth in Article I hereof.

“Public Offering” means the closing of a public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act, except that a Public Offering shall not include an offering made primarily in connection with an employee benefit plan of the Company or made primarily to employees or consultants of the Company.

“Purchase Price” has the meaning set forth in Section 6.2 hereof.

“Realization Event” means (a) the consummation of a Sale of the Company or (b) any transaction or series of related transactions in which the Investor sells at least 50% of the Shares directly or indirectly acquired by it (from the Company or otherwise) and at least 50% of the aggregate of all Investor Investments.

“Reorganization” has the meaning set forth in Section 7.1 hereof.

“Reserved Shares” means, at any time, an aggregate of 7,900,000 Shares, as the same may be adjusted at or prior to such time in accordance with Section 7.1.

“Sale of the Company” means the sale of the Company to one or more Independent Third Parties, pursuant to which such party or parties acquire (a) Capital Stock of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation, recapitalization or sale or transfer of the Company’s Capital Stock or otherwise) or (b) all or substantially all of the Company’s assets determined on a consolidated basis.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of Common Stock.

“Stock Award” means an Award of the right to purchase Shares under Article VI of the Plan.

“Subsidiary” means any corporation or other entity of which the Company owns securities or interests having a majority, directly or indirectly, of the ordinary voting power in electing the board of directors, managers, general partners or similar governing Persons thereof.

“Termination Date” means the tenth anniversary of the Effective Date.

“Termination of Relationship” means (a) if the Participant is an employee of the Company or any Subsidiary, the termination of the Participant’s employment with the Company and its Subsidiaries for any reason; (b) if the Participant is a consultant to the Company or any Subsidiary, the termination of the Participant’s consulting relationship with the Company and its Subsidiaries for any reason; and (c) if the Participant is a director of the Company or any Subsidiary, the termination of the Participant’s service as a director of the Company or such Subsidiary for any reason.

“Vested Options” means Options that have vested in accordance with the applicable Award Agreement.

ARTICLE III

ADMINISTRATION OF THE PLAN; SHARES SUBJECT TO THE PLAN

3.1 Committee.

The Plan shall be administered by the Board of Directors of the Company (the “Board”) or the Compensation Committee (the “Committee”) appointed from time to time by the Board, in consultation with the Chief Executive Officer of the Company, in the event the Chief Executive Officer is not a member of the Compensation Committee. The term “Committee” shall, for all purposes of the Plan other than this Article III, be deemed to refer to the Board if the Board is administering the Plan.

3.2 Procedures.

The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan. The entire Committee shall constitute a quorum and the actions of the entire Committee present at a meeting, or actions approved in writing by the entire Committee, shall be the actions of the Committee.

3.3 Interpretation; Powers of Committee.

Except as may otherwise be expressly reserved to the Board as provided herein, and with respect to any Award, except as may otherwise be provided in the Award Agreement evidencing such Award, the Committee shall have all powers with respect to the administration of the Plan, including the authority to:

(a)	determine eligibility and the particular persons who will receive Awards;

(b)	grant Awards to eligible persons, determine the price and number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of Awards consistent with the express limits of the Plan, establish the installments (if any) in which such Awards will become exercisable or will vest and the respective consequences thereof (or determine that no delayed exercisability or vesting is required), and establish the events of termination or reversion of such Awards;

(c)	approve the forms of Award Agreements, which need not be identical either as to type of Award or among Participants;

(d)	construe and interpret the provisions of the Plan and any Award Agreement or other agreement defining the rights and obligations of the Company and Participants under the Plan (including, without limitation, whether any particular Termination of Relationship is for Cause), make factual determinations with respect to the administration of the Plan, further define the terms used in the Plan, and prescribe, amend and rescind rules and regulations relating to the administration of the Plan;

(e)	cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Participants, subject to any required consent under Article X;

(f)	accelerate or extend the exercisability or extend the term of any or all outstanding Awards, subject to any consent required under Article X; and

(g)	make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

All decisions of the Board or the Committee, as the case may be, shall be reasonable and made in good faith and shall be conclusive and binding on all Participants in the Plan.

3.4 Number of Shares.

Subject to the provisions of Article VII (relating to adjustments upon changes in capital structure and other corporate transactions), the aggregate number of Shares with respect to which Awards may be granted under the Plan shall not exceed the Reserved Shares. Shares that are subject to or underlie Options granted under the Plan that expire or for any reason are canceled or terminated without having been exercised (or Shares subject to or underlying the unexercised portion of any Options, in the case of Options that were partially exercised at the time of their expiration, cancellation or termination), as well as Shares that are subject to Stock Awards made under the Plan that are not actually purchased pursuant to such Stock Awards, will again, except to the extent prohibited by law or applicable listing or regulatory requirements, be available for subsequent Award grants under the Plan.

3.5 Reservation of Shares.

The number of Shares reserved for issuance with respect to Awards granted under the Plan shall at no time be less than the maximum number of Shares which may be issued or delivered at any time pursuant to outstanding Awards.

ARTICLE IV

ELIGIBILITY

4.1 General.

Awards may be granted under the Plan only to persons who are employees or directors of, or consultants to, the Company or any of its Subsidiaries on the date of the grant; provided that Awards may be granted under this Plan (i) to consultants, only with the prior consent of the President/CEO of the Company or (ii) to directors, only if such directors are not employees of Apollo Management V, L.P. or any Affiliate thereof. Each such person to whom an Award is granted under the Plan is referred to herein as a “Participant.”

ARTICLE V

STOCK OPTIONS

5.1 General.

Options may be granted under the Plan at any time and from time to time on or prior to the Termination Date. Each Option granted under the Plan shall be designated as an NSO and shall be subject to the terms and conditions applicable to NSOs set forth in the Plan. Each Option shall be evidenced by an Award Agreement incorporating the terms and provisions of the Plan that shall be executed by the Company and the Participant. The Award Agreement shall specify the number of Shares for which such Option shall be exercisable, the exercise price for such Shares and the other terms and conditions of the Option.

5.2 Vesting.

The Committee, in its sole discretion, shall determine whether and to what extent any Options are subject to vesting based upon the Participant’s continued service to, or the Participant’s performance of duties for, the Company and its Subsidiaries, or upon any other basis.

5.3 Date of Grant.

Except as may be otherwise provided in an Award Agreement, the date of grant of an Option under this Plan shall be the date as of which the Committee approves the grant.

5.4 Option Price.

The price (the “Option Price”) at which each Share may be purchased shall be determined by the Committee and set forth in the Award Agreement.

5.5 Automatic Termination of Options.

Each Option granted under the Plan, to the extent not previously exercised, shall automatically terminate and shall become null and void and be of no further force or effect upon such date or dates as are set forth in the applicable Award Agreement, consistent with the terms of the Plan.

5.6 Payment of Option Price.

The aggregate Option Price shall be paid in cash (by wire transfer of immediately available funds to a bank account of the Company designated by the Committee or by delivery of a personal or certified check payable to the Company); provided that at the time an Option is granted under this Plan, the Committee may, in its sole discretion, specify one or more of the following other forms of payment which may be used by a Participant (but only to the extent permitted by applicable law) upon exercise of his or her Option:

(a) by cancellation of indebtedness of the Company owed to the Participant;

(b) by surrender of shares of Common Stock which either (i) have been owned by the Participant for more than six months and have been paid for within the meaning of Rule 144 under the Securities Act (and, if such shares of Common Stock were purchased from the Company or any Subsidiary thereof by means of a promissory note, such note has been fully paid with respect to such shares); or (ii) were obtained by the Participant in the public market (but, subject in any case, to the applicable limitations of Rule 16b-3 under the Exchange Act);

(c) by waiver of compensation due or accrued to the Participant for services rendered to the Company or any of its Subsidiaries;

(d) if the Common Stock is a class of securities then listed or admitted to trading on any national securities exchange or traded on any national market system (including, but not limited to, The Nasdaq National Market), in compliance with any cashless exercise program authorized by the Board or the Committee for use in connection with the Plan at the time of such exercise (but, subject in any case, to the applicable limitations of Rule 16b-3 under the Exchange Act); or

(e) a combination of the methods set forth in this Section 5.6.

5.7 Notice of Exercise.

A Participant (or other person, as provided in Section 8.2) may exercise an Option (for the Shares represented thereby) granted under the Plan in whole or in part (but for the purchase of whole Shares only), as provided in the Award Agreement evidencing his or her Option, by delivering a written notice (the “Notice”) to the Secretary of the Company. The Notice shall state:

(a) That the Participant elects to exercise the Option;

(b) The number of Shares with respect to which the Option is being exercised (the “Option Shares”);

(c) The method of payment for the Option Shares (which method must be available to the Participant under the terms of his or her Award Agreement);

(d) The date upon which the Participant desires to consummate the purchase of the Option Shares (which date must be prior to the termination of such Option); and

(e) Any additional provisions consistent with the Plan as the Committee may from time to time require.

The exercise date of an Option shall be the date on which the Company receives the Notice from the Participant. Such Notice shall also contain, to the extent such Participant is not then a party to the Investor Rights Agreement (and the Investor Rights Agreement has not been terminated prior to such date), an Adoption Agreement, in form and substance satisfactory to the Board pursuant to which the Participant agrees to become a party to the Investor Rights Agreement.

5.8 Issuance of Certificates.

The Company shall issue stock certificates in the name of the Participant (or other person exercising the applicable Option in accordance with the provisions of Section 8.2), representing the Shares purchased upon exercise of the Option as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such Shares; provided that the Company, in its sole discretion, may elect to not issue any fractional Shares upon the exercise of an Option (determining the fractional Shares after aggregating all Shares issuable to a single holder as a result of an exercise of an Option for more than one Share) and, in lieu of issuing such fractional Shares, shall pay the Participant the fair market value thereof as determined by the Board in good faith. Neither the Participant nor any person exercising an Option in accordance with the provisions of Section 8.2 shall have any privileges as a stockholder of the Company with respect to any Shares of stock issuable upon exercise of an Option granted under the Plan until the date of issuance of stock certificates representing such Shares pursuant to this Section 5.8.

ARTICLE VI

STOCK AWARDS

6.1 General.

Stock Awards may be granted under the Plan at any time and from time to time on or prior to the Termination Date. Each Stock Award shall be evidenced by an Award Agreement that shall be executed by the Company and the Participant. The Award Agreement shall specify the terms and conditions of the Stock Award, including without limitation the number of Shares covered by the Stock Award, the purchase price for such Shares and the deadline for the purchase of such Shares.

6.2 Purchase Price; Payment.

The price (the “Purchase Price”) at which each Share covered by the Stock Award may be purchased upon exercise of a Stock Award shall be determined by the Committee and set forth in the applicable Award Agreement. The Company will not be obligated to issue certificates evidencing Shares purchased under this Article VI unless and until it receives full payment of the aggregate Purchase Price therefor and all other conditions to the purchase, as determined by the Committee, have been satisfied. The Purchase Price of any shares subject to a Stock Award must be paid in full at the time of the purchase.

ARTICLE VII

ADJUSTMENTS

7.1 Changes in Capital Structure.

If the Common Stock is changed by reason of a stock split, reverse stock split, stock combination or stock dividend or reclassification, or converted into or exchanged for other securities or property as a result of a merger, consolidation, recapitalization or reorganization (a “Reorganization”), or if any extraordinary dividend or other distribution is paid on or in respect of Common Stock, the Board shall make such adjustments in the number and class of shares of stock available under the Plan as shall be reasonably necessary to preserve to a Participant rights substantially proportionate to his rights existing immediately prior to such transaction or event (but subject to the limitations and restrictions on such existing rights), including, without limitation, a corresponding adjustment changing the number and class of shares of stock subject to, and the Option Price or Purchase Price applicable to, each Award or portion thereof outstanding at the time of such transaction or event. The Company will not, in any event, permit the Option Price of any Option or the Purchase Price of any Stock Award to be less than the par value of the Common Stock.

7.2 Special Rules.

The following rules shall apply in connection with Section 7.1 above:

(a) No adjustment shall be made for cash dividends (except as described in Section 7.1) or the issuance to stockholders of rights to subscribe for additional Shares or other securities (except in connection with a Reorganization); and

(b) Any adjustments referred to in Section 7.1 shall be made by the Board in its discretion and shall, absent manifest error, be conclusive and binding on all Persons holding any Awards granted under the Plan.

7.3 Right to Include Vested Options upon a Realization Event.

Upon a Realization Event, the Company may, but is not obligated to, purchase each outstanding Vested Option for a per share amount equal to (a) the amount per share received in respect of the Shares sold in such transaction constituting the Realization Event (b) less the Option Price thereof.

ARTICLE VIII

RESTRICTIONS ON AWARDS

8.1 Compliance With Securities Laws.

No Awards shall be granted under the Plan, and no Shares shall be issued and delivered pursuant to Awards granted under the Plan, unless and until the Company and/or the Participant shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

The Committee in its discretion may, as a condition to the delivery of any Shares pursuant to any Award granted under the Plan, require the applicable Participant (a) to represent in writing that the Shares received pursuant to such Award are being acquired for investment and not with a view to distribution and (b) to make such other representations and warranties as are deemed reasonably appropriate by the Committee. Stock certificates representing Shares acquired under the Plan that have not been registered under the Securities Act shall, if required by the Committee, bear such legends as may be required by the Investor Rights Agreement and the applicable Award Agreement.

8.2 Nonassignability of Awards.

No Award granted under this Plan shall be assignable or otherwise transferable by the Participant, except by will or by the laws of descent and distribution. An Award may be exercised during the lifetime of the Participant only by the Participant, unless the Participant becomes subject to a Disability. If a Participant dies or becomes subject to a Disability, his or her Options shall thereafter be exercisable, during the period specified in the applicable Award Agreement (as the case may be), by his or her executors or administrators to the full extent (but only to such extent) to which such Options were exercisable by the Participant at the time of (and after giving effect to any vesting that may occur in connection with) his or her death or Disability.

Before issuing any Shares under the Plan to any person who is not already a party to the Investor Rights Agreement, the Company shall obtain an executed Adoption Agreement from such person, unless a Public Offering shall have already occurred.

8.3 No Evidence of Employment or Service.

Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her employment by or service with the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary, in its sole discretion (subject to the terms of any separate agreement to the contrary), at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

8.4 Restrictions for Canada.

For the purposes of the Plan, if a Participant is a resident of Canada, such Participant’s employment with the Company or a Subsidiary shall be considered to have terminated effective on the last day of the Participant’s actual and active employment with the Company or such Subsidiary, whether such day is selected by agreement with the Participant or unilaterally by the Company or such Subsidiary and whether with or without advance notice to the Participant. For the avoidance of doubt, no period of notice that is given or that ought to have been given under applicable law in respect of such termination of employment will be utilized in determining entitlement under the Plan.1

ARTICLE IX

TERM OF THE PLAN

This Plan shall become effective on the Effective Date. No Awards may be granted after the Termination Date. Any Award outstanding as of the Termination Date shall remain in effect until such Award terminates as provided in the applicable Award Agreement.

[1]	Subject to blue sky analysis upon identification of all Participants.

ARTICLE X

AMENDMENT OF PLAN

The Plan may be modified or amended in any respect by the Committee with the prior approval of the Board; provided, however, that the approval of the holders of a majority of the votes that may be cast by all of the holders of shares of common stock of the Company entitled to vote (voting together as a single class, with each such holder entitled to cast one vote per share held by such holder) shall be obtained prior to any such amendment becoming effective if such approval is required by law or is necessary to comply with regulations promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act. Notwithstanding the foregoing, the Plan may not be modified or amended as it pertains to any existing Award Agreement if such modification or amendment would impair the rights of the applicable Participant without the consent of such Participant.

ARTICLE XI

CAPTIONS

The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

ARTICLE XII

WITHHOLDING TAXES

Upon any exercise or payment of any Award, the Company shall have the right at its option and in its sole discretion to (a) require the Participant to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such exercise or payment; (b) deduct from any amount payable to the Participant in cash or securities in respect of the Award the amount of any taxes which the Company may be required to withhold with respect to such exercise or payment; or (c) reduce the number of Shares to be delivered to the Participant in connection with such exercise or payment by the appropriate number of Shares, valued at their then fair market value, to satisfy the minimum withholding obligation. In no event will the value of Shares withheld under clause (c) above exceed the minimum amount of required withholding under applicable law.

ARTICLE XIII

OTHER PROVISIONS

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

ARTICLE XIV

NUMBER AND GENDER

With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice versa, as the context requires.

ARTICLE XV

GOVERNING LAW

All questions concerning the construction, interpretation and validity of the Plan and the instruments evidencing the Awards granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Plan, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

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As adopted by the Board of Directors of BHI Acquisition Corp. on August 12, 2004.